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                                                                    EXHIBIT 20.1

                         CHASE MANHATTAN BANK USA, N.A.
                              NOTEHOLDERS STATEMENT

                      CHASE CREDIT CARD OWNER TRUST 2000-3



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Section 7.3 Indenture                                                                Distribution Date:                   8/16/2004
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

(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                           0.00
            Class B Principal Payment                                           0.00
            Class C Principal Payment                                           0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per
            $1,000 of the initial principal balance of the
            Notes Class A Principal Payment                                     0.00
            Class B Principal Payment                                           0.00
            Class C Principal Payment                                           0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                           1,006,666.67
            Class B Note Interest Requirement                              96,111.11
            Class C Note Interest Requirement                             148,571.16
                     Total                                              1,251,348.94

       Amount of the distribution allocable to the interest on the Notes per
              $1,000 of the initial principal balance of the Notes
            Class A Note Interest Requirement                                1.34222
            Class B Note Interest Requirement                                1.53778
            Class C Note Interest Requirement                                1.84889

(iii)  Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance                               750,000,000
            Class B Note Principal Balance                                62,500,000
            Class C Note Principal Balance                                80,357,000

(iv)   Amount on deposit in Owner Trust Spread Account                  8,928,570.00

(v)    Required Owner Trust Spread Account Amount                       8,928,570.00
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                                           By:
                                                  --------------------

                                           Name:  Patricia M. Garvey
                                           Title: Vice President